Item 2. Name of each series or class of funds for which this notice is filed:


Acadian Emerging Markets Portfolio Institutional Class Shares
Acadian International Equity Portfolio Institutional Class Shares

C&B Equity Portfolio Institutional Class Shares
C&B Balanced Portfolio Institutional Class Shares

DSI Disciplined Value Portfolio Institutional Class Shares
DSI Limited Maturity Bond Portfolio Institutional Class Shares
DSI Money Market Portfolio Institutional Class Shares

Enhanced Monthly Income Portfolio Institutional Class Shares

FMA Small Company Portfolio Institutional Class Shares

ICM Fixed Income Portfolio Institutional Class Shares
ICM Small Company Portfolio Institutional Class Shares
ICM Equity Portfolio Institutional Class Shares

McKee U.S. Government Portfolio Institutional Class Shares
McKee Domestic Equity Portfolio Institutional Class Shares
McKee International Equity Portfolio Institutional Class Shares

NWQ Balanced Portfolio Institutional Class Shares
NWQ Value Equity Portfolio Institutional Class Shares
NWQ Balanced Portfolio Institutional Service Class Shares

Rice, Hall, James Small Cap Portfolio Institutional Class Shares

SAMI Preferred Stock Income Portfolio Institutional Class Shares

Sirach Strategic Balanced Portfolio Institutional Class Shares
Sirach Growth Portfolio Institutional Class Shares
Sirach Fixed Income Portfolio Institutional Class Shares
Sirach Short-Term Reserves Portfolio Institutional Class Shares
Sirach Special Equity Portfolio Institutional Class Shares
Sirach Equity Portfolio Institutional Class Shares
Sirach Growth Portfolio Institutional Service Class Shares
Sirach Special Equity Portfolio Institutional Service Class Shares

Sterling Partners' Balanced Portfolio Institutional Class Shares
Sterling Partners' Equity Portfolio Institutional Class Shares
Sterling Partners' Short-Term Fixed Income Portfolio
 Institutional Class Shares

TS&W Equity Portfolio Institutional Class Shares
TS&W International Equity Portfolio Institutional Class Shares
TS&W Fixed Income Portfolio Institutional Class Shares